Exhibit 99.1

FOR IMMEDIATE RELEASE

SELECT COMFORT ANNOUNCES FIRST QUARTER 2017 RESULTS

•	Reported 12% net sales growth to a record $394 million and first quarter EPS of $0.56

•	Generated record operating free cash flow of $74 million and repurchased $50 million of the company's common stock

•	Increases full-year 2017 earnings outlook to a range of $1.25 to $1.50 per diluted share

MINNEAPOLIS - (April 19, 2017) - Select Comfort Corporation (NASDAQ: SCSS) today reported first quarter 2017 results for the period ended April 1, 2017.

“Consumers are responding enthusiastically to our brand and differentiated products. Our investments over the past few years have made us a stronger competitor and this is evident in our first quarter results,” said Shelly Ibach, President and CEO of Select Comfort. “In the second quarter, we will begin the phased introduction of the revolutionary Sleep Number 360 smart beds. This innovation will set a new standard for what people should expect from their bed.”

First Quarter Overview

•	Net sales increased 12% to $394 million, including a 3% comparable sales increase

•	Earnings per diluted share increased 107% to $0.56, compared with $0.27 in the prior year’s quarter

•	Operating income increased 80% to $36 million, or 9.1% of net sales (up 350 basis points versus prior year), with our gross margin rate increasing 340 basis points to 62.6% of net sales

•	Cash provided by operations was $87 million, up from $64 million in the prior year

•	Return on invested capital (ROIC) was 13.9% for the trailing-twelve month period, well above our cost of capital

Financial Outlook
The company has increased its full-year 2017 earnings per diluted share outlook to $1.25 to $1.50, compared with the previous outlook of $1.20 to $1.40 per share. The outlook continues to include an estimated $0.15 to $0.22 EPS impact from incremental costs related to the launch of the Sleep Number 360™ smart bed line and the redesign of our logistics network. The outlook assumes high single-digit sales growth, including 4 to 5 percentage points from net new store openings and low single-digit comp store growth. The company anticipates 2017 capital expenditures to be approximately $55 million.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Select Comfort Corporation
Thirty years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” by J.D. Power in 2015 and 2016. As the pioneer in biometric sleep tracking and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s 3,800 employees are improving lives with innovative sleep solutions. To find better quality sleep visit one of the more than 540 Sleep Number® stores located in 49 states or SleepNumber.com.

Select Comfort Announces First-quarter 2017 Results – Page 2 of 8

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; the potential for claims that our products, processes or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or may add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks, political unrest or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Susan Eich; (763) 551-6934; Susan.Eich@selectcomfort.com

Select Comfort Announces First-quarter 2017 Results – Page 3 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 1, 2017	% of Net Sales	April 2, 2016	% of Net Sales

Net sales	$393,899	100.0%	$352,980	100.0%
Cost of sales	147,440	37.4%	143,906	40.8%
Gross profit	246,459	62.6%	209,074	59.2%

Operating expenses:
Sales and marketing	169,266	43.0%	150,668	42.7%
General and administrative	33,769	8.6%	30,906	8.8%
Research and development	7,596	1.9%	7,602	2.2%
Total operating expenses	210,631	53.5%	189,176	53.6%
Operating income	35,828	9.1%	19,898	5.6%
Other expense, net	(138)	0.0%	(97)	0.0%
Income before income taxes	35,690	9.1%	19,801	5.6%
Income tax expense	11,229	2.9%	6,832	1.9%
Net income	$24,461	6.2%	$12,969	3.7%

Net income per share – basic	$0.57		$0.27

Net income per share – diluted	$0.56		$0.27

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	42,750		48,100
Dilutive effect of stock-based awards	962		745
Diluted weighted-average shares outstanding	43,712		48,845

Select Comfort Announces First-quarter 2017 Results – Page 4 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	April 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$36,452	$11,609
Accounts receivable, net of allowance for doubtful accounts of $967 and $884, respectively	18,227	19,705
Inventories	66,858	75,026
Prepaid expenses	10,673	8,705
Other current assets	16,812	23,282
Total current assets	149,022	138,327

Non-current assets:
Property and equipment, net	207,192	208,367
Goodwill and intangible assets, net	79,223	80,817
Deferred income taxes	—	4,667
Other non-current assets	27,308	24,988
Total assets	$462,745	$457,166

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$106,661	$105,375
Customer prepayments	30,650	26,207
Accrued sales returns	18,201	15,222
Compensation and benefits	31,058	19,455
Taxes and withholding	28,068	23,430
Other current liabilities	37,551	35,628
Total current liabilities	252,189	225,317

Non-current liabilities:
Deferred income taxes	996	—
Other non-current liabilities	75,409	71,529
Total liabilities	328,594	296,846

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 41,676 and 43,569 shares issued and outstanding, respectively	417	436
Additional paid-in capital	—	—
Retained earnings	133,734	159,884
Total shareholders’ equity	134,151	160,320
Total liabilities and shareholders’ equity	$462,745	$457,166

Select Comfort Announces First-quarter 2017 Results – Page 5 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	April 1, 2017	April 2, 2016
Cash flows from operating activities:
Net income	$24,461	$12,969
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,205	13,854
Stock-based compensation	3,704	3,766
Net loss on disposals and impairments of assets	—	1
Excess tax benefits from stock-based compensation	—	(26)
Deferred income taxes	5,663	1,622
Changes in operating assets and liabilities:
Accounts receivable	1,478	8,816
Inventories	8,168	5,633
Income taxes	5,541	16,558
Prepaid expenses and other assets	2,880	(1,272)
Accounts payable	(1,394)	(495)
Customer prepayments	4,443	(20,537)
Accrued compensation and benefits	11,693	10,677
Other taxes and withholding	(903)	7,493
Other accruals and liabilities	4,930	4,922
Net cash provided by operating activities	86,869	63,981

Cash flows from investing activities:
Purchases of property and equipment	(13,211)	(12,289)
Proceeds from sales of property and equipment	—	14
Proceeds from marketable debt securities	—	15,090
Decrease in restricted cash	3,150	—
Net cash (used in) provided by investing activities	(10,061)	2,815

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	2,369	(6,661)
Repurchases of common stock	(54,794)	(51,240)
Proceeds from issuance of common stock	460	6
Excess tax benefits from stock-based compensation	—	26
Debt issuance costs	—	(401)
Net cash used in financing activities	(51,965)	(58,270)
Net increase in cash and cash equivalents	24,843	8,526
Cash and cash equivalents, at beginning of period	11,609	20,994
Cash and cash equivalents, at end of period	$36,452	$29,520

Select Comfort Announces First-quarter 2017 Results – Page 6 of 8

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Percent of sales:
Retail	91.5%	91.0%
Online and phone	6.7%	6.3%
Wholesale/other	1.8%	2.7%
Total	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	2%	(4%)
Online and phone	18%	8%
Company-Controlled comparable sales change	3%	(4%)
Net opened/closed stores	10%	5%
Total Company-Controlled Channel	13%	1%
Wholesale/other	(23%)	10%
Total	12%	1%

Stores open:
Beginning of period	540	488
Opened	16	14
Closed	(10)	(5)
End of period	546	497

Other metrics:
Average sales per store ($ in 000's) [1]	$2,365	$2,363
Average sales per square foot [1]	$926	$960
Stores > $1 million net sales [1]	97%	98%
Stores > $2 million net sales [1]	59%	61%
Average revenue per mattress unit [2]	$4,053	$3,978

1 Trailing twelve months for stores open at least one year.
2 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Select Comfort Announces First-quarter 2017 Results – Page 7 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Net income	$24,461	$12,969	$62,909	$34,689
Income tax expense	11,229	6,832	28,913	16,664
Interest expense	182	106	887	256
Depreciation and amortization	16,152	13,757	59,305	50,129
Stock-based compensation	3,704	3,766	11,899	11,274
Asset impairments	—	15	59	67
Adjusted EBITDA	$55,728	$37,445	$163,972	$113,079

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Net cash provided by operating activities	$86,869	$63,981	$174,527	$123,059
Subtract: Purchases of property and equipment	13,211	12,289	58,768	80,079
Free cash flow	$73,658	$51,692	$115,759	$42,980

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces First-quarter 2017 Results – Page 8 of 8

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	April 1, 2017	April 2, 2016
Net operating profit after taxes (NOPAT)
Operating income	$92,580	$51,270
Add: Rent expense [1]	69,217	63,204
Add: Interest income	128	340
Less: Depreciation on capitalized operating leases [2]	(17,550)	(16,501)
Less: Income taxes [3]	(48,050)	(31,992)
NOPAT	$96,325	$66,321

Average invested capital
Total equity	$134,151	$187,184
Less: Cash greater than target [4]	—	—
Add: Long-term debt [5]	—	—
Add: Capitalized operating lease obligations [6]	553,736	505,632
Total invested capital at end of period	$687,887	$692,816
Average invested capital [7]	$692,896	$729,234
Return on invested capital (ROIC) [8]	13.9%	9.1%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 33.3% and 32.5% for 2017 and 2016, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations, if applicable.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.